Exhibit 10.8


                                    Document Control No.:  EERP#2


















                       POLAROID EXECUTIVE

                  EQUALIZATION RETIREMENT PLAN



              Originally Effective January 1, 1989

              As Amended Effective January 1, 1994

                       POLAROID EXECUTIVE

                  EQUALIZATION RETIREMENT PLAN


                       TABLE OF CONTENTS


ARTICLE I      THE PLAN
     1.01      Establishment of the Plan                    - 1 -
     1.02      Purpose                                      - 1 -
     1.03      Application of Plan                          - 1 -

ARTICLE II     DEFINITIONS
     2.01      Acquiring Person                             - 1 -
     2.02      Affiliate and Associate                      - 2 -
     2.03      Beneficial Owner                             - 2 -
     2.04      Beneficiary                                  - 3 -
     2.05      Board of Directors                           - 4 -
     2.06      Change of Control                            - 4 -
     2.07      Code                                         - 5 -
     2.08      Company                                      - 5 -
     2.09      Disinterested Director                       - 5 -
     2.10      Exchange Act                                 - 5 -
     2.11      Participant                                  - 6 -
     2.12      Pension Plan                                 - 6 -
     2.13      Plan                                         - 6 -
     2.14      Plan Administrator                           - 6 -
     2.15      Plan Year                                    - 6 -
     2.16      PreRetirement Survivor Annuity               - 6 -
     2.17      Retirement Parity Plan                       - 6 -
     2.18      Share Acquisition Date                       - 6 -
     2.19      Spouse                                       - 6 -
     2.20      Survivor Income Benefit                      - 7 -

ARTICLE III    PARTICIPATION
     3.01      Participant                                  - 7 -
     3.02      Vesting                                      - 7 -

ARTICLE IV     BENEFITS
     4.01      Benefit Calculation                          - 7 -
     4.02      Normal Form of Payment                       - 8 -
     4.03      Form of Payment Upon Change of Control       - 9 -
     4.04      Actuarial Adjustments for Lump Sum Payments  - 9 -
     4.05      Survivor Benefit                            - 10 -

ARTICLE V      FINANCING
     5.01      Financing                                   - 11 -
     5.02      Unsecured Interest                          - 11 -

                             (i)

ARTICLE VI     ADMINISTRATION
     6.01      Administration                              - 12 -
     6.02      Duties of the Plan Administrator            - 12 -

ARTICLE VII    MISCELLANEOUS PROVISIONS
     7.01      Applicable Law                              - 14 -
     7.02      Expenses                                    - 14 -
     7.03      Gender and Number                           - 14 -
     7.04      Illegality of a Particular Provision        - 14 -
     7.05      Indemnification                             - 14 -
     7.06      Limitation of Rights                        - 15 -
     7.07      Non-Assignability                           - 15 -
     7.08      Nontransferability                          - 16 -
     7.09      Taxes                                       - 16 -

ARTICLE VIII   REVIEW PROCEDURE
     8.01      Claims for Benefits                         - 16 -
     8.02      Review Procedure                            - 16 -

ARTICLE IX     EFFECTIVE DATE AND RIGHT TO AMEND, MODIFY OR
                 TERMINATE                                 - 17 -
     9.01      Effective Date                              - 17 -
     9.02      Right to Amend, Modify or Terminate         - 17 -

                             (ii)

                            POLAROID EXECUTIVE

                       EQUALIZATION RETIREMENT PLAN


                                ARTICLE I

                                 THE PLAN


1.01      Establishment of the Plan.  Polaroid Corporation hereby

          establishes an unfunded supplemental executive retirement plan called the "Polaroid Executive Equalization Retirement Plan" (the

          "Plan").



1.02      Purpose.  The purpose of this Plan is to supplement Participants'

          benefits from the Polaroid Pension Plan in recognition of their service with the Company and in recognition of the fact that the

          Participants are unable to receive their full benefit under the

          Pension Plan due to the restructuring of Polaroid in 1988 and the restrictions imposed by Section 401(a)(17) of the Code.



1.03      Application of Plan.  The terms of this Plan are applicable only to those individuals who are employed by the Company on or after

          January 1, 1989 and qualify hereunder.



                                ARTICLE II

                               DEFINITIONS

2.01      Acquiring Person.  Acquiring Person shall mean any Person who or which, together with all Affiliates and Associates of such

          Person, is the Beneficial Owner of 20% or more of the Common

          Shares then outstanding, but does not include any subsidiary of the Company, any employee benefit plan of the Company or of any of its Subsidiaries or any Person holding Common Shares for or pursuant to the terms of any such employee benefit plan.

2.02      Affiliate and Associate.  Affiliate and Associate, when used with reference to any Person, shall have the meaning given to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.



2.03      Beneficial Owner.  A Beneficial Owner shall mean a Person deemed to "beneficially own", any securities which:

          (A)  such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly; or

          (B)  such Person or any of such Person's Affiliates or Associates has:

               (1)  the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant

                    to any agreement, arrangement or understanding (written

                    or oral), or upon the exercise of conversion rights,

                    exchange rights, warrants or options, or otherwise;

                    provided, however, that a Person shall not be deemed

                    the Beneficial Owner of, or to beneficially own,

                    securities tendered pursuant to a tender or exchange

                    offer made by or on behalf of such Person or any of

                    such Person's Affiliates or Associates until such

                    tendered securities are accepted for purchase or

                    exchange thereunder;

               (2)  the right to vote pursuant to any agreement,

                    arrangement or understanding (written or oral);

                    provided, however, that a Person shall not be deemed

                    the Beneficial Owner of, or to beneficially own, any

                    security if the agreement, arrangement or understanding

                    (written or oral) to vote such security (i) arises

                    solely from a revocable proxy given to such Person in

                    response to a public proxy or consent solicitation made

                    pursuant to, and in accordance with, the applicable

                    rules and regulations under the Exchange Act and (ii)

                    is not also then reportable on Schedule 13D under the

                    Exchange Act (or any comparable or successor report);

                    or

               (3)  which are beneficially owned, directly or indirectly,

                    by any Person with which such Person or any of such

                    Person's Affiliates or Associates has any agreement,

                    arrangement or understanding (written or oral), for the

                    purpose of acquiring, holding, voting (except pursuant

                    to a revocable proxy as described in Section 2.03(B)(2)

                    of this Plan) or disposing of any securities of the

                    Company.



2.04      Beneficiary.  Beneficiary shall mean the person or persons identified as the Beneficiary under the Pension Plan.

2.05      Board of Directors.  Board of Directors shall mean the Board of

          Directors of the Company.



2.06      Change of Control.  Change of Control shall mean:

          (A)  the date on which a change in control of the Company occurs of a nature that would be required to be reported (assuming that the Company's Common Stock was registered under the

               Exchange Act) in response to an item (currently Item 6(e))

               of Schedule 14A of Regulation 14A promulgated under the

               Exchange Act or an item (currently Item 1(a)) of Form 8-K

               under the Exchange Act;

          (B)  the date on which there is an Acquiring Person and change in the composition of the Board of Directors of the Company

               within two years after the Share Acquisition Date with

               respect to such Acquiring Person that results in the

               Disinterested Directors not constituting a majority of the

               Board of Directors;

          (C)  any day on or after the Share Acquisition Date when,

               directly or indirectly, any of the transactions specified in the following clauses shall occur:

               (1)  the Company shall consolidate with, or merge with and into, any other Person;

               (2)  any Person shall merge with and into the Company;

               (3)  the Company shall sell, lease, exchange or otherwise

                    transfer or dispose of (or one or more of its

                    Subsidiaries shall sell, lease, exchange or otherwise

                    transfer or dispose of), in one or more transactions,

                    the major part of the assets of the Company and its

                    Subsidiaries (taken as a whole) to any other Person or

                    Persons; or

          (D)  the date when a Person (other than the Company, any

               Subsidiary of the Company, any employee benefit plan of the

               Company or any of its Subsidiaries or any Person holding

               Common Shares for or pursuant to the terms of any such

               employee benefit plan) alone or together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 30% or more of the Common Shares then outstanding.



2.07      Code.  Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings thereunder.



2.08      Company.  Company shall mean Polaroid Corporation, a Delaware corporation.



2.09      Disinterested Director.  A Disinterested Director shall mean a member of the Board of Directors as of the Share Acquisition Date

          who is not an Employee of the Company.



2.10      Exchange Act.  Exchange Act shall mean the Securities Exchange

          Act of 1934, as in effect on the date in question, unless

          otherwise specifically provided in this Plan.

2.11      Participant.  Participant shall mean an individual qualified to participate in the Plan in accordance with Article III hereof.



2.12      Pension Plan.  Pension Plan shall mean the Polaroid Pension Plan as in effect from time to time.



2.13      Plan.  Plan shall mean this Polaroid Executive Equalization

          Retirement Plan, as in effect from time to time.



2.14      Plan Administrator.  Plan Administrator shall mean the

          individual(s) so designated, as provided in Article VI hereof.



2.15      Plan Year.  Plan Year shall mean a calendar year.



2.16      PreRetirement Survivor Annuity.  PreRetirement Survivor Annuity

          shall mean the definition as stated in the Pension Plan.



2.17      Retirement Parity Plan.  Retirement Parity Plan shall mean the

          Polaroid Retirement Parity Plan as in effect from time to time.



2.18      Share Acquisition Date.  Share Acquisition Date shall mean the first date any Person shall become an Acquiring Person.



2.19      Spouse.  Spouse shall mean, with respect to a Participant, the person to whom such Participant is legally married, and with respect to a deceased Participant, the widow or widower of such deceased Participant who was legally married to such Participant on the date of his death and who, if such death was due to illness rather than accident or other reason, was legally married to such Participant for not less than six months immediately preceding such death.

2.20      Survivor Income Benefit.  Survivor Income Benefit shall mean that definition given in the Pension Plan.



                               ARTICLE III

                              PARTICIPATION

3.01      Participant.  Each Employee shall be eligible to be a Participant in the Plan if his vested benefits under the Polaroid Pension

          Plan are limited to the restrictions imposed by Section

          401(a)(17) of the Code on Compensation.



3.02      Vesting.  Subject to the claims of general creditors of the

          Company as set forth in Article V, a Participant shall have a nonforfeitable right to a benefit.



                                ARTICLE IV

                                 BENEFITS

4.01      Benefit Calculation.   The benefit under this Plan shall be a

          monthly retirement benefit equal to the difference between the amount in (A) and the amount in (B) stated below:

          (A)  The amount of the monthly retirement benefit for that month

               (including benefit increases such as cost-of-living

               increases ("COLAs"), if applicable) which would be payable under the Pension Plan calculated by:

               (1)  disregarding any limitations on the amount of the

                    annual Compensation limits imposed by Section

                    401(a)(17) of the Code; and,

               (2)  for a Participant who has had a five percent cut in pay pursuant to Article IV of the Polaroid Officer's

                    Compensation Exchange Plan, increasing Compensation, as

                    defined in Section 1.05 of the Pension Plan, by five

                    (5) percent for the years ending December 31, 1989,

                    1990, 1991, 1992, 1993, 1994 and 1995; and,

               (3)  disregarding any limitations on benefits imposed by

                    Section 415 of the Code.

          (B)  The amount of the monthly retirement benefit which is actually paid for the month (including benefit increases

               such as COLAs) under the Pension Plan plus amounts paid

               under the Retirement Parity Plan.

          This benefit, if due, shall be payable as long as a benefit is paid to the Participant under the Pension Plan.



4.02      Normal Form of Payment.  Assets in this Plan will be distributed in the same manner as the Participant's election under the

          Polaroid Pension Plan unless the Participant makes an irrevocable election to receive a lump sum payment.  This irrevocable

          election must be made:

          (A)  at least nine months prior to the Participant's Termination

               Date; and

          (B)  in a calendar year preceding the calendar year of the

               Participant's Termination Date.



4.03      Form of Payment Upon Change of Control.  Assets in this Plan will be distributed in a lump sum as soon as practicable after

          termination if a Participant's termination is within twenty-four months of a Change of Control.



4.04      Actuarial Adjustments for Lump Sum Payments.   Any lump sum

          payment under this Plan shall be made using an eight (8) percent interest rate as adjusted semi-annually based on the guidelines for single lump sum distributions set forth in Section 767 of the

          Retirement Protection Act of 1994 ("Act") amending Section

          411(a)(11) of the Code and the mortality tables modified semi-

          annually based on the guidelines in the Act.  This mortality table will e applied on a unisex basis.  If a unisex basis is prescribed by the Secretary of Treasury for purposes of

          calculation of lump sums under Section 417(e)(3)(c) of the Code modified by the Act, this unisex version will be used.  Until such time, a weighting of the male and female mortality rules under the prescribed table will apply.  This weighting will be eighty (80) percent male and twenty (20) percent female.

4.05      Survivor Benefit.

          (A)  Eligibility.  If a Participant dies while eligible for a

               Survivor Income Benefit under the Pension Plan and/or for a

               PreRetirement Survivor Annuity under the Pension Plan, then the Beneficiary shall be eligible to receive an additional lump sum benefit under this Plan.

          (B)  Amount.  The Survivor Income Benefit under this Plan shall be the actuarial equivalent of the difference between the

               amount in (1) and the amount in (2) stated below:

               (1)  The amount of the Survivor Income Benefit and/or

                    PreRetirement Survivor Annuity benefit under the

                    Pension Plan which would be payable calculated by:

                    (a)  disregarding any limitations on the amount of the

                         annual Compensation limits imposed by Section

                         401(a)(17) of the Code; and,

                    (b)  for a Participant who has had a five percent cut

                         in pay pursuant to Article IV of the Polaroid

                         Officer's Compensation Exchange Plan,increasing

                         Compensation as defined in Section 1.05 of the

                         Pension Plan by five (5) percent for each year

                         after December 31, 1988; and,

                    (c)  disregarding any limitations on benefits imposed

                         by Section 415 of the Code.

               (2)  The amount of the Survivor Income Benefit or

                    PreRetirement Survivor Annuity which is actually to be

                    paid under the Pension Plan plus amounts to be paid

                    under the Retirement Parity Plan.

          (C)  Commencement of Benefit.  The Survivor Income Benefit shall be paid as soon as practicable upon notification of the

               death of the Participant.

          (D)  Form of Payment.  The payment of the Survivor Income Benefit shall be in a single lump sum unless the Plan Administrator directs that payment be made in any other manner which is

               consistent with the payment of the Survivor Income Benefit or PreRetirement Survivor Annuity under the Pension Plan.



                                ARTICLE V

                                FINANCING

5.01      Financing.  The benefits under this Plan shall be paid out of a grantor's trust established by the Company to hold assets for liabilities accrued under this Plan and, to the extent assets are insufficient, from the general assets of the Company.



5.02      Unsecured Interest.  No Participant hereunder shall have any interest whatsoever in any specific asset of the Company.  To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

                               ARTICLE VI

                              ADMINISTRATION

6.01      Administration.  The Chief Executive Officer of the Company shall appoint the Benefits Committee as Plan Administrator.  The Plan

          Administrator shall be a committee consisting of a Chairman and at least two other members.  Any member of the Plan Administrator may be removed by the Chief Executive Officer of the Company at any time with or without cause.  A member of the Plan

          Administrator may resign at any time by filing written notice thereof with the Secretary of the Company.  Each member of the

          Plan Administrator shall serve until such time as he retires,

          dies, resigns or is removed.  Vacancies in the Plan Administrator shall be filled by the Chief Executive Officer of the Company.



6.02      Duties of the Plan Administrator.  The Plan Administrator shall have the following responsibilities and powers:

          (A)  The Plan Administrator shall administer the Plan in

               accordance with its terms and shall have all the powers

               necessary to carry out the provisions of the Plan.  The Plan

               Administrator shall interpret the Plan and shall determine all questions, including questions of eligibility, arising in the interpretation, administration and application of the

               Plan and including all appeals by Employees.  Any

               determination by the Plan Administrator shall be conclusive and binding on all persons unless arbitrary or capricious or otherwise prohibited by law.  Any exercise of discretion by the Plan Administrator shall be exercised in a non-

               discriminatory manner.

          (B)  The Plan Administrator shall keep a permanent record of its actions with respect to the Plan which shall be available

               for inspection by appropriate parties as provided in the

               Code and the Employee Retirement Income Security Act of

               1974, as amended from time to time.

          (C)  The Plan Administrator may engage and consult with counsel,

               accountants, specialists and other persons as the Plan

               Administrator deems necessary and desirable.  Members of the

               Plan Administrator shall be indemnified by the Company with respect to any action taken or omitted by the Plan

               Administrator in good faith reliance on the advice of such persons provided that the Plan Administrator has acted

               prudently in selecting or retaining such persons, to which end the Plan Administrator shall periodically review such

               persons' performance.

          (D)  The members of the Plan Administrator shall not be entitled to any compensation for services hereunder.  Any act

               authorized or required of the Plan Administrator may be done by a majority of the then members of the Plan Administrator.

               The action of such majority expressed either by vote at a

               meeting or in writing without a meeting shall constitute the action of the Plan Administrator.  Any member of the Plan

               Administrator who is a Participant in this Plan shall not

               vote on any question relating exclusively to himself.

                               ARTICLE VII

                         MISCELLANEOUS PROVISIONS

7.01      Applicable Law.  This instrument shall be construed in accordance with and governed by the laws of the Commonwealth of

          Massachusetts to the extent not superseded by the laws of the

          United States.



7.02      Expenses.  The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.



7.03      Gender and Number.  Unless the context clearly requires

          otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.



7.04      Illegality of a Particular Provision.  The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provision were omitted.



7.05      Indemnification.   No member of the Board of Directors or the

          Plan Administrator shall be liable for any action or

          determination taken or made in good faith with respect to this

          Plan, or any benefit granted or distributed under this Plan.

          Each member of the Board of Directors and the Plan Administrator shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

7.06      Limitation of Rights.  Neither the adoption and maintenance of the Plan nor anything contained herein shall with respect to any present or former Participant, or other officer or employee of

          Polaroid be deemed to:

          (A)  limit the right of Polaroid to discharge or discipline any such person, or otherwise terminate or modify the terms of his employment, or

          (B)  create any contract or other right or interest under the

               Plan or in any funds hereunder other than as specifically

               provided herein.



7.07      Non-Assignability.  A Participant's interest under this Plan shall not be subject at any time or in any manner to alienation,

          sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind and any attempt to deliver, sell,

          transfer, assign, pledge, attach, garnish or otherwise encumber such interest shall be void and any interest so encumbered will terminate.

7.08      Nontransferability.  In no event shall the Company make any payment under this Plan to any assignee or creditor of a

          Participant or of a Beneficiary, except as otherwise required by law.  Prior to the time of a payment hereunder, a Participant or a Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by

          operation of law.



7.09      Taxes.  Polaroid shall have the right to deduct from any

          distribution any federal, state or local taxes required by law to be withheld with respect to such distribution.



                               ARTICLE VIII

                             REVIEW PROCEDURE

8.01      Claims for Benefits.  All claims for benefits should be made through the Benefits Office.



8.02      Review Procedure.  If a Participant is denied benefits, wholly or partially under this Plan, the Participant or Beneficiary may file a written request for review with the Compensation Committee of the Board of Directors within sixty (60) days following the date of denial.  The Participant or Beneficiary shall have the right:

          (A)  to review pertinent documents; and,

          (B)  to submit written comments.

                               ARTICLE IX

                       EFFECTIVE DATE AND RIGHT TO

                        AMEND, MODIFY OR TERMINATE

9.01      Effective Date.  This Plan was originally adopted by the Board of

          Directors on March 28, 1989, effective January 1, 1989, and has been amended effective January 1, 1994.



9.02      Right to Amend, Modify or Terminate.  The Company reserves the right to amend, modify or terminate the Plan or payments

          thereunder at any time by action of the Board of Directors;

          provided that the Chief Executive Officer of the Company may adopt any amendments to the Plan that do not materially affect the Company's costs of maintaining the Plan and do not relate exclusively to himself.  The Company does not intend to submit any amendments or modifications to the Plan to stockholders of the Company for their approval.  Notwithstanding the foregoing:

          (A)  no such amendment or termination shall reduce or diminish any person's right to receive any benefit accrued hereunder prior to the date of such amendment or termination; and,

          (B)  no amendment or termination following a Change in Control may alter the Company's obligation to make payment in the

               form described in Section 4.03, under the circumstances

               described therein.





     IN WITNESS WHEREOF, Polaroid has caused this instrument originally effective January 1, 1989 to be executed this 21st day of December, 1994,

to be effective as amended January 1, 1994.




Attest:                                 POLAROID CORPORATION



Richard F. deLima                     By: I. M. Booth
------------------                        -------------------------
   Secretary                              Chief Executive Officer